UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2016

NGL ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	001-35172	27-3427920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6120 South Yale Avenue
Suite 805
Tulsa, Oklahoma 74136
(Address of principal executive offices) (Zip Code)

(918) 481-1119
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)    On July 15, 2016, the Compensation Committee (the "Committee") of the Board of Directors of NGL Energy Holdings LLC (the "General Partner"), the general partner of NGL Energy Partners LP ("NGL"), approved grants of unvested common units pursuant to the General Partner's long-term incentive plan to certain named executive officers of the General Partner. The Committee granted awards for which units vest at specified dates, contingent only on the continued service of the recipient through the service date (the "Service Awards").

The Service Awards granted on July 15, 2016 to each named executive officer and their vesting dates are summarized below:

	Number of Units by Vesting Date
Name	July 10, 2017	July 9, 2018	July 8, 2019
H. Michael Krimbill	28,809	100,000	100,000
Robert W. Karlovich III	—	—	25,000
Shawn W. Coady	5,000	20,000	20,000
Vincent J. Osterman	5,000	20,000	20,000

Prior to July 15, 2016, certain officers had unvested awards from prior grants. The total number of unvested service awards and their vesting dates, including both the July 15, 2016 grants and prior grants, are summarized below:

	Number of Units by Vesting Date
Name	July 10, 2017	July 9, 2018	July 8, 2019
H. Michael Krimbill	100,000	100,000	100,000
Robert W. Karlovich III	25,000	25,000	25,000
Shawn W. Coady	20,000	20,000	20,000
Vincent J. Osterman	20,000	20,000	20,000

     Grants made prior to July 15 2016, have been modified to change their vesting dates from July 1, 2017 and July 1, 2018 to July 10, 2017 and July 9, 2018, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGL ENERGY PARTNERS LP
	By:	NGL Energy Holdings LLC,
its general partner
Date: July 19, 2016		By:	/s/ Robert W. Karlovich III
Robert W. Karlovich III
Chief Financial Officer